EXHIBIT No. 16.1

Accountant's letter to SEC

Ankit Consulting Services, Inc.

Certified Public Accountants

11 Plushstone

Rancho Santa Margarita, CA 92688

Tel: 949-683-3034

Fax: 949-271-4737

May 24, 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, NE

Washington, DC 20549

Re: GLOBAL CLEAN ENERGY INC

File No. 000-30303

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GLOBAL CLEAN ENERGY INC. dated May 18, 2011 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Ankit Consulting Services Inc

Ankit Consulting Services, Inc